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                                                                  Exhibit 10.1.5

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

          AGREEMENT by and between Consolidated Edison, Inc., a New York Corporation ("CEI"), and Stephen B. Bram (the "Executive"), dated as of May 31, 2002.

          WHEREAS, the Executive is currently serving as President of Orange and Rockland Utilities, Inc., a New York corporation and subsidiary of CEI, (CEI and its subsidiaries and affiliates hereinafter collectively referred to as the "Company"); and

          WHEREAS, the parties desire to enter into this Agreement providing for the granting of restricted stock units ("Units") pursuant to the terms and conditions set forth below.

          NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

               1. RESTRICTED STOCK UNIT AWARD. In consideration of his continued employment from the date of this Agreement through August 31, 2005, ("Employment Period"), the Executive shall be granted an award (the " Restricted Stock Unit Award") of restricted stock units ("Units") with respect to 20,000 shares of the Common Shares ($.10 par value) of CEI ("Stock"), effective as of the date of this Agreement, in accordance with the following terms and conditions:

          (a) Each Unit shall represent the right, upon vesting, to receive the cash value of one share of Stock. The cash value of a unit shall equal the closing price of a share of Stock in the Consolidated Reporting System as reported in the Wall Street Journal or in a similarly readily available public source for the trading day immediately prior to the applicable transaction date. If no trading of shares of Stock occurred on such date, the closing price of a share of Stock in such System as reported for the preceding day on which sales of shares of Stock occurred shall be used.

          (b) The Executive's Units shall vest in accordance with the following schedule, provided that the Executive has remained continuously employed by the Company, or its successor, during the Employment Period through the dates indicated below:

                                             Percentage of Then
                                           Outstanding Non Vested
                Date                               Units
                ----                       ----------------------
               8/31/2004                                50%

               8/31/2005                               100%

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          (c) If, during the Employment Period and prior to a Change in Control, the Company terminates the Executive's employment for Cause or without Cause or the Executive terminates his employment, the Executive shall forfeit all right to Units that are not vested as of the Date of Termination. If, during the Employment Period and following a Change in Control, the Company shall terminate the Executive's employment without Cause or the Executive terminates his employment for Good Reason, the Executive's Units shall fully and immediately vest as of the Date of Termination. If, during the Employment Period, the Executive's employment terminates by reason of death or Disability, the Executive's Units shall fully and immediately vest as of the Date of Termination. If, during the Employment Period, the Executive retires, unless the Board otherwise determines, there shall be no acceleration of vesting of any portion of the Restricted Stock Unit Award not yet earned.

          (d) Subject to any election made pursuant to Section 1 (h), once Units shall vest, CEI shall promptly pay the Executive the cash value of the shares of Stock represented by the Units. Prior to vesting, the Units shall represent an unfunded and unsecured promise to pay the Executive the cash value of shares of Stock upon vesting thereof.

          (e) Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge, hypothecation or disposition in contravention of the foregoing shall be null and void and of no effect.

          (f) (i) Except as otherwise provided herein, the Executive shall have no rights of a stockholder with respect to the shares of Stock represented by Units, including no right to vote the shares, to receive dividends and other distributions thereon and to participate in any change in capitalization of CEI.

                  (ii) In the event of any change in capitalization resulting in the issuance of additional shares to CEI's stockholders, the shares of Stock represented by his Units shall be equitably adjusted as determined in good faith by the CEI's Executive Pension and Personnel Committee.

                  (iii) Prior to the delivery of the cash value of the shares of Stock upon vesting of Units, at the time of each distribution of any regular cash dividend paid by CEI in respect of Stock, the Executive shall be entitled to receive a cash payment from the Company equal to the aggregate regular cash dividend payment that would have been made in respect of the shares of Stock represented by Units which have not yet vested, as if the shares represented by such Units had been actually delivered to the Executive, provided, that no such payment in respect of shares of Stock represented by Units shall be made if, prior to the time such payment is due, the

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                  Executive's rights with respect to such Units have previously terminated under this Agreement.

                  (iv) In the event of a dividend payable in shares of Stock instead of cash, the Executive shall be entitled to receive on the distribution date additional Units in such number that would have been received in respect of the shares of Stock represented by Units that have not yet vested, as if the shares represented by such Units had actually been delivered to the Executive.

                  (v) The Executive hereby elects to defer the receipt of any dividend equivalent cash payments that may become payable to the Executive prior to December 31, 2003 and have the cash payment invested under the Company's Deferred Income Plan according to the terms and conditions of the Deferred Income Plan.

                  (vi) Prior to the commencement of a calendar year, beginning with calendar year 2004, the Executive shall have the right to elect to defer receipt of any dividend equivalent cash payments that may become payable to the Executive in the calendar year and to have such cash payments invested under the Company's Deferred Income Plan according to the terms and conditions of the Deferred Income Plan.

          (g) CEI's Executive Pension and Personnel Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the Restricted Stock Unit Award, including, but not limited to (1) withholding the amount due from the distribution of the cash value of the Units, or (2) withholding the amount due from the Executive's other compensation.

          (h) Prior to the commencement of the calendar year in which the Units vest, the Executive may elect: (1) to defer the vesting of all or a portion of the Units, (2) to have, upon vesting, the cash value of all or a portion of the Units deferred and invested under the Company's Deferred Income Plan according to the terms and conditions of the Deferred Income Plan, or (3) any combination of the above listed options. If no such election is made, upon vesting the Executive will automatically receive a distribution of the cash value of the shares of Stock represented by the Units as set forth above in Section 1. (d).

          (i) It is agreed that the Restricted Stock Unit Award (including the grant of Units and any dividend equivalents or other distributions in respect of the Units) shall not be included in the Executive's pension calculation.

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               2. CHANGE IN CONTROL.

                  Upon the occurrence of a Change in Control during the Employment Period, the Restricted Stock Unit Award shall continue in effect and vest (or be forfeited) in accordance with provisions of this Agreement as though no Change in Control had occurred, except that, as appropriate, the shares of Stock represented by the Restricted Stock Unit Award shall be treated the same as all other shares of Stock of CEI in any transaction constituting a Change in Control. The Executive's rights upon a termination of employment by the Company without Cause, by reason of death or Disability or by the Executive for Good Reason, which termination occurs following a Change in Control, shall be as specified above in Section 1.(c).

               3. DEFINITIONS. For purposes of this Agreement the following definitions apply:

               (a) "Cause" shall mean:

               (i) willful and continued failure by the Executive to substantially perform his duties or

               (ii) the conviction of the Executive of a felony or the entering by the Executive of a plea of nolo contendere to a felony, in either case having a significant adverse effect on the business and affairs of the Company. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The Company expressly acknowledges that Cause will not exist merely because of a failure of the Company or its affiliates to meet budgeted results.

               (iii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies. Such notice shall be given no later than 60 days after the act or failure (or the last in a series of acts or failures) that the Company alleges to constitute Cause. The Executive shall have 30 days after receiving the Notice of Termination for Cause in which to cure such act or failure, to the extent such cure is possible. If the Executive fails to cure such act or failure to the reasonable satisfaction of the Board, the Company shall give the Executive a second written notice stating the date, time and place of a

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               special meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, which special meeting shall take place not less than ten and not more than twenty business days after the Executive receives notice thereof. The Executive shall be given an opportunity, together with counsel, to be heard at the special meeting of the Board. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at such special meeting by the affirmative vote of a majority of the Board stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause and that such conduct constitutes Cause under this Agreement.

               (b) "Change in Control" shall mean the occurrence of any of the following events after the date of this Agreement:

               (i) any "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes the beneficial owner within the meaning of Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of CEI (not including in the securities beneficially owned by such person any securities acquired directly from CEI or its affiliates) representing 20% or more of the combined voting power of CEI's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

               (ii) the following individuals cease for any reason to constitute a majority of the number of directors of CEI then serving: individuals who, on the date of this Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of
               CEI) whose appointment or election by the Board or nomination for election by CEI's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

               (iii) the shareholders of CEI approve or there is consummated a merger or consolidation of CEI or any direct or indirect wholly-owned subsidiary of CEI with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of CEI outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of CEI or any subsidiary of CEI, at least 65% of the combined voting power of the securities of CEI or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a

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               recapitalization of CEI (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of CEI representing 20% or more of the combined voting power of CEI's then outstanding securities; or

               (iv) the shareholders of CEI approve a plan of complete liquidation or dissolution of CEI or there is consummated an agreement for the sale or disposition by CEI of all or substantially all of CEI's assets, other than a sale or disposition by CEI of all or substantially all of CEI's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of CEI in substantially the same proportions as their ownership of CEI immediately prior to such sale.

               (v) Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of CEI immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of CEI immediately following such transaction or series of transactions.

               (c) "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the effective date specified in a notice of a termination of employment without Good Reason from the Executive to the Company, or the effective date of the Executive's retirement, as the case may be.

               (d) "Disability" means that: (i) the Executive has been unable, for the period, if any, specified in the Company's disability plan for senior executives, but not less than a period of 180 consecutive days, to perform the Executive's duties, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive is disabled within the meaning of the applicable disability plan for senior executives. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth above), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

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               (e)  "Good Reason" following a Change in Control shall mean:

               (i) any adverse change in the Executive's titles, authority, duties, responsibilities and reporting lines as in effect immediately prior to a Change in Control, or the assignment to the Executive of any duties or responsibilities inconsistent in any respect with those customarily associated with the position(s) held by the Executive immediately prior to a Change in Control;

               (ii) the appointment of any person other than the Executive to the position held by the Executive immediately prior to a Change in Control or any other position or title conferring similar status or authority;

               (iii) any reduction in the Executive's salary, target annual bonus, target long-term incentive or Retirement benefit as in effect immediately prior to a Change in Control;

               (iv) any requirement by the Company that the Executive's services be rendered primarily at an office or location that is more than 50 miles from the Executive's employment office or location immediately prior to a Change in Control;

               (v) any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

               (vi) any failure by CEI to comply with Section 5(c) of this Agreement;

               (vii) any other material breach of this Agreement by the Company that either is not taken in good faith or, even if taken in good faith, is not remedied by the Company promptly after receipt of notice thereof from the Executive;

               (viii) Following a Change in Control, the Executive's determination that an act or failure to act constitutes Good Reason shall be conclusively presumed to be valid unless such determination is decided to be unreasonable by an arbitrator pursuant to Section 4; or

               (ix) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific acts or omissions of the Company that constitute Good Reason and the specific provision(s) of this Agreement on which the Executive relies. Unless the Board determines otherwise, a Notice of Termination for Good Reason by the Executive

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               act or omission (or the last in a series of acts or omissions)
               that the Executive alleges to constitute Good Reason, and the Company shall have 30 days from the receipt of such Notice of Termination for Good Reason to cure the conduct cited therein. A termination of employment by the Executive for Good Reason shall be effective on the final day of such 30-day cure period unless prior to such time the Company has cured the specific conduct asserted by the Executive to constitute Good Reason to the reasonable satisfaction of the Executive (unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given) as of which such termination shall be effective).

               (x) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice specifying the effective date of termination.

               4. DISPUTES.

                  Any dispute about the validity, interpretation, effect or alleged violation of this Agreement shall be resolved by confidential binding arbitration to be held in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereover. All costs and expenses incurred by the Company or the Executive or the Executive's beneficiaries in connection with any such controversy or dispute, including without limitation reasonable attorney's fees, shall be borne by the Company as incurred, except that the Executive shall be responsible for any such costs and expenses incurred in connection with any claim determined by the arbitrator(s) to have been without reasonable basis or to have been brought in bad faith. The Executive shall be entitled to interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code, on any delayed payment which the arbitrator(s) determine he was entitled to under this Agreement.

               5. SUCCESSORS.

                  (a) NO ASSIGNMENT BY EXECUTIVE. This Agreement is personal to the Executive and without the prior written consent of CEI shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be binding upon and enforceable by the Executive's legal representatives.

                  (b) SUCCESSORS TO CEI. This Agreement shall inure to the benefit of and be binding upon and enforceable by CEI and its successors and assigns.

                  (c) PERFORMANCE BY A SUCCESSOR TO CEI. CEI will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CEI to assume expressly and agree to perform this Agreement in the same manner and to the same extent that CEI would be required to perform it if no such succession had taken place. As used in this Agreement, "CEI" shall mean

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CEI as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

               6. MISCELLANEOUS.

                  (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and performed entirely therein. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                  (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:      One Blue Hill Plaza
                                            Pearl River, NY 10965


                  If to the Company:        4 Irving Place
                                            New York, NY 10003,
                                            Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) INVALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                  (d) TAX WITHHOLDING. Notwithstanding any other provision of this Agreement, the Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) FAILURE TO ASSERT RIGHTS. The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  (f) NO ALIENATION. The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the

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Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

                  (g) ENTIRE AGREEMENT. This Agreement represents the complete agreement between the Executive and the Company relating to the granting of restricted stock units and may not be altered or changed except by written agreement executed by the parties hereto or their respective successors or legal representatives. This Agreement supersedes all prior agreements and other understandings between the parties with respect to the subject matter herein except for the portions thereof, which have been incorporated by reference in this Agreement.

               IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.


                              CONSOLIDATED EDISON, INC.


                              By:
                                 -------------------------------------
                                            Eugene R. McGrath
                              Chairman of the Board and Chief Executive Officer


                                 -------------------------------------
                                            Stephen B. Bram

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